Earnings Release

CONTACT:	First Potomac Realty Trust
Jaime N. Marcus	7600 Wisconsin Avenue
Director, Investor Relations	11th Floor
(301) 986-9200	Bethesda, MD 20814
jmarcus@first-potomac.com	www.first-potomac.com

FIRST POTOMAC REALTY TRUST REPORTS
FIRST QUARTER 2015 RESULTS

Executed 328,000 Square Feet of Leases Bringing the Portfolio to 91.8% Leased

BETHESDA, MD. (April 30, 2015) - First Potomac Realty Trust (NYSE: FPO), a leader in the ownership, management, development and redevelopment of office and business park properties in the greater Washington, D.C. region, reported results for the three months ended March 31, 2015.

First Quarter 2015 Highlights

•	Reported Core Funds From Operations of $14.4 million, or $0.24 per diluted share.

•	Executed 328,000 square feet of leases, including 128,000 square feet of new leases.

•	Increased leased percentage in consolidated portfolio to 91.8% from 88.9% at March 31, 2014.

•	Sold our Richmond, Virginia portfolio, which was comprised of 19 buildings totaling 828,000 square feet, for a contractual purchase price of $60.3 million.

•	Increased same-property net operating income by 3.0% on an accrual basis and 3.9% on a cash basis compared with the same period in 2014.

Douglas J. Donatelli, Chairman and CEO of First Potomac Realty Trust, stated, “We are pleased with the solid results we were able to achieve during the first quarter. We delivered strong same-property NOI growth, increased both our leased and occupied percentages, closed on the sale of our Richmond portfolio and continued to make progress on our strategic and capital plan. Our results reflect the continued efforts of our team to execute our strategy, improve our operational performance, upgrade the quality of our portfolio and position First Potomac as a leading owner and operator in the D.C. region."

Funds From Operations (“FFO”) and Core FFO increased for the three months ended March 31, 2015 compared with the same period in 2014 due to an increase in same-property net operating income, as a result of higher occupancy in our portfolio, as well as an increase in overall net operating income as we were a net property acquirer during 2014. The increase in FFO for the three months ended March 31, 2015 compared with the same period in 2014 was also attributable to a $2.4 million yield maintenance payment that we received in the first quarter of 2015 associated with the prepayment of the America’s Square mezzanine loan.

FFO for the three months ended March 31, 2015 was $15.1 million, or $0.25 per diluted share, compared with $12.3 million, or $0.20 per diluted share, for the first quarter of 2014. Core FFO for the three months ended March 31, 2015 was $14.4 million, or $0.24 per diluted share, compared with $13.4 million, or $0.22 per diluted share, for the first quarter of 2014. The items excluded from Core FFO include, a $2.4 million yield maintenance payment

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associated with the prepayment of the America’s Square mezzanine loan, personnel separation costs as a result of moving to a more vertically integrated management structure, and a loss on debt extinguishment and accelerated deferred rent abatements and straight-line rent amortization associated with the sale of our Richmond portfolio.

A reconciliation between Core FFO and FFO available to common shareholders for the three months ended March 31, 2015 and 2014 is presented below (in thousands, except per share amounts):

	Three Months Ended March 31,
	2015		2014
	Amount	Per diluted share	Amount	Per diluted share
Core FFO	$14,425	$0.24	$13,364	$0.22
Yield maintenance payment(1)	2,426	0.04	—	—
Personnel separation costs	(405)	(0.01)	—	—
Loss on debt extinguishment	(489)	(0.01)	—	—
Deferred abatement and straight-line amortization(2)	(854)	(0.01)	(1,045)	(0.02)
Acquisition costs	—	—	(68)	—
FFO available to common shareholders	$15,103	$0.25	$12,251	$0.20
Net income (loss)	$492		$(1,443)
Net loss attributable to common shareholders per diluted common share(3)	$(0.04)		$(0.08)

(1)
On February 24, 2015, the owners of America’s Square, a 461,000 square foot office complex located in Washington, D.C., prepaid a mezzanine loan that had an outstanding balance of $29.7 million, which was scheduled to mature on May 1, 2016. We received a yield maintenance payment of $2.4 million associated with the prepayment of the loan.

(2)
As the result of the sales of the Richmond Portfolio in March 2015, and Girard Business Center and Gateway Center in January 2014, we accelerated the amortization of straight-line rents and deferred rent abatements related to those properties.

(3)	Reflects amounts attributable to noncontrolling interests and the impact of dividends on our preferred shares to arrive at net loss attributable to common shareholders.

A reconciliation of net income (loss) to FFO available to common shareholders and Core FFO, as well as definitions and statements of purpose, are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

Operating Performance

At March 31, 2015, our consolidated portfolio consisted of 112 buildings totaling 8.0 million square feet. Our consolidated portfolio was 91.8% leased and 88.0% occupied at March 31, 2015 compared with 91.3% leased and 87.9% occupied at December 31, 2014, and 88.9% leased and 86.0% occupied at March 31, 2014. Year over year, our consolidated portfolio experienced a 290 basis-point increase in its leased percentage and a 200 basis-point increase in its occupied percentage. Our leased percentage of 91.8% for our consolidated portfolio is the highest level we have achieved since the second quarter of 2005 and our occupied percentage of 88.0% is the highest level we have achieved since the fourth quarter of 2006.

During the first quarter of 2015, we executed 328,000 square feet of leases, which consisted of 128,000 square feet of new leases and 200,000 square feet of renewal leases. New leases executed during the first quarter included a lease for 44,000 square feet at Crossways

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Commerce Center, which is located in the Southern Virginia region. The 200,000 square feet of renewal leases in the quarter reflected a tenant retention rate of 59%. We had negative net absorption of 5,400 square feet in the first quarter of 2015.

Same-Property Net Operating Income (“Same-Property NOI”) increased 3.0% and 3.9% on an accrual and cash basis, respectively, for the three months ended March 31, 2015 compared with the same period in 2014. For the three months ended March 31, 2015, the increase in Same-Property NOI was primarily due to increases in occupancy at: 840 First Street, NE, which is located in Washington, D.C.; TenThreeTwenty and Metro Park North, which are located in Maryland; Sterling Park Business Center, which is located in Northern Virginia; and Greenbrier Business Park, which is located in Southern Virginia. For the three months ended March 31, 2015, Same-Property NOI for the Washington, D.C. region decreased compared with the same period in 2014 due to a decrease in occupancy at 1211 Connecticut Avenue, NW, the majority of which has been released.

A reconciliation of net income (loss) to Same-Property NOI and a definition and statement of purpose are included below in the financial tables accompanying this press release and under “Non-GAAP Financial Measures,” respectively.

A list of our properties, as well as additional information regarding our results of operations, and our definition of “strategic hold,” “value add” and “non-core” as they relate to our portfolio, can be found in our First Quarter 2015 Supplemental Financial Information Report, which is posted on our website, www.first-potomac.com.

Dispositions

In the second quarter of 2014, we prospectively adopted a new accounting standard that impacts the presentation of the results of operations of disposed properties and properties classified as held-for-sale at the balance sheet date. In accordance with recently adopted accounting policies, the disposal of a property or group of properties that represents a strategic shift that has, or will have, a major effect on an entity’s operations and financial results will have its operating results reflected within discontinued operations for all periods presented on the consolidated statements of operations. All other disposed properties or groups of properties will have its operating results reflected within continuing operations on the consolidated statements of operations for all periods presented.

Consistent with our previously disclosed capital recycling strategy, on March 19, 2015, we sold our Richmond, Virginia Portfolio, which included Chesterfield Business Center, Hanover Business Center, Park Central, Virginia Technology Center and a three-acre parcel of undeveloped land, for net proceeds of $53.8 million. In the aggregate, the Richmond Portfolio was comprised of 19 buildings totaling 828,000 square feet. Net proceeds from the sale reflected the prepayment of $3.7 million of mortgage and other indebtedness secured by the properties, which included $0.5 million of associated prepayment penalties. The majority of the net proceeds from the sale were used to repay $48.0 million of the outstanding balance under our unsecured revolving credit facility. We reported a gain on the sale of the portfolio of $0.9 million in our first quarter results. During the first quarter, we accelerated the amortization of deferred rent abatements and straight-line rents, totaling $0.9 million, and leasing commissions, totaling $1.1 million, which were on the balance sheet of the Richmond Portfolio. The accelerated amortization resulted in an additional $2.0 million of expense during the three months ended March 31, 2015, of which the $0.9 million of accelerated amortization of deferred rent abatements and straight-line rents reduced our FFO and was added back in

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our presentation of Core FFO and the $1.1 million of leasing commissions was included in depreciation expense and, therefore, not included in our FFO or Core FFO. As a result of this sale, we no longer own any properties in the Richmond, Virginia area and have made a strategic shift away from that market. In accordance with the recently adopted accounting policies, the operating results (including the accelerated amortization of deferred rent abatements, straight-line rents and leasing commissions), the loss on debt extinguishment and the gain on sale of the Richmond Portfolio were reflected within discontinued operations for each of the periods presented in this press release.

America’s Square Mezzanine Loan

On February 24, 2015, the owners of America’s Square, a 461,000 square foot office complex located in Washington, D.C., prepaid a mezzanine loan that had an outstanding balance of $29.7 million. We provided the owners of America’s Square a $30.0 million loan in April 2011, which was secured by a portion of the owner’s interest in the property. The loan had a fixed-interest rate of 9.0% and was scheduled to mature on May 1, 2016. We received a yield maintenance payment of $2.4 million with the prepayment of the loan. The proceeds from the loan prepayment, including the yield maintenance payment, were used to pay down a portion of the outstanding balance of our unsecured revolving credit facility.

Balance Sheet

We had $746.9 million of debt outstanding at March 31, 2015, of which $249.7 million was fixed-rate debt, $300.0 million was hedged variable-rate debt and $197.2 million was unhedged variable-rate debt.

Dividends

On April 28, 2015, we declared a dividend of $0.15 per common share, equating to an annualized dividend of $0.60 per common share. The dividend will be paid on May 15, 2015 to common shareholders of record as of May 8, 2015. We also declared a dividend of $0.484375 per share on our Series A Preferred Shares. The dividend will be paid on May 15, 2015 to preferred shareholders of record as of May 8, 2015.

Core FFO Guidance

We are reaffirming our full-year 2015 Core FFO guidance of $0.92 to $0.98 per diluted share. The following is a summary of the assumptions that we used in arriving at our guidance (unaudited, amounts in thousands except percentages and per share amounts):

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	Expected Ranges
Portfolio NOI(1)(2)	$105,500	-	$108,500
Interest and Other Income(3)	$4,000	-	$4,500
FFO from Unconsolidated Joint Ventures	$5,000	-	$5,500
Interest Expense	$27,000	-	$29,000
G&A(4)	$19,500	-	$20,500
Preferred Dividends	$12,400
Weighted Average Shares and Units	60,750	-	61,250
Year-End Occupancy	90.0%	-	92.0%
Same Property NOI Growth - Accrual Basis(1)	1.0%	-	2.5%

(1)	Assumes the Richmond portfolio is the only 2015 disposition. No additional acquisitions or dispositions are assumed in 2015.

(2)	The range excludes the acceleration of $0.9 million of deferred rent abatements and straight-line rent amortization associated with the Richmond portfolio disposition in March 2015.

(3)	The range excludes the yield maintenance payment of $2.4 million we received in conjunction with the repayment of the America’s Square mezzanine loan that occurred on February 24, 2015.

(4)	The range excludes personnel separation costs of $0.4 million that were recorded in the first quarter of 2015.

Our guidance is also based on a number of other assumptions, many of which are outside our control and all of which are subject to change. We may change our guidance as actual and anticipated results vary from these assumptions.

Guidance Range for 2015	Low Range	High Range
Net loss attributable to common shareholders per diluted share	$(0.11)	$(0.07)
Real estate depreciation(1)	1.06	1.07
Net gain attributable to noncontrolling interests and items excluded from Core FFO per diluted share(2)	(0.03)	(0.02)
Core FFO per diluted share	$0.92	$0.98

(1)	Includes our pro-rata share of depreciation from our unconsolidated joint ventures and depreciation related to disposed properties.

(2)
Items excluded from Core FFO consist of the gains or losses associated with disposed properties, loss on debt extinguishment, personnel separation costs, acceleration of deferred rent abatements and straight-line rent amortization associated with the Richmond portfolio sale, and the yield maintenance payment we received in conjunction with the America’s Square mezzanine loan repayment.

Investor Conference Call and Webcast

We will host a conference call on May 1, 2015 at 9:00 AM ET to discuss first quarter 2015 results. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international participants. A replay of the call will be available from 12:00 Noon ET on May 1, 2015, until midnight ET on May 8, 2015. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers, and entering pin number 13606301.

A live broadcast of the conference call will also be available online at our website, www.first-potomac.com, on May 1, 2015, beginning at 9:00 AM ET. An online replay will follow shortly after the call and will continue for 90 days.

Earnings Release - Continued

Annual Meeting of Shareholders

First Potomac Realty Trust will hold its 2015 Annual Meeting of Shareholders on Thursday, May 21, 2015, at 11:00 AM ET at our corporate headquarters at 7600 Wisconsin Avenue, 10th Floor in Bethesda, Maryland for shareholders of record as of the close of business on March 16, 2015. Our proxy statement was filed on April 9, 2015 with the Securities and Exchange Commission.

About First Potomac Realty Trust

First Potomac Realty Trust is a self-administered, self-managed real estate investment trust that focuses on owning, operating, developing and redeveloping office and business park properties in the greater Washington, D.C. region. As of March 31, 2015, our consolidated portfolio totaled 8.0 million square feet. Based on annualized cash basis rent, our portfolio consists of 63% office properties and 37% business park and industrial properties. A key element of First Potomac's overarching strategy is its dedication to sustainability. Over one million square feet of First Potomac property is LEED Certified, with the potential for another 700,000 square feet in future development projects. Approximately half of the portfolio's multi-story office square footage is LEED or Energy Star Certified. FPO common shares (NYSE: FPO) and preferred shares (NYSE: FPO-PA) are publicly traded on the New York Stock Exchange.

Non-GAAP Financial Measures

Funds from Operations - Funds from operations (“FFO”) represents net income (computed in accordance with U.S. generally accepted accounting principles (“GAAP”)), excluding gains (losses) on sales of rental property and impairments of rental property, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. We also exclude any depreciation and amortization related to third parties from our consolidated joint venture from our FFO calculation.

We consider FFO a useful measure of performance for an equity real estate investment trust (“REIT”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assume that the value of rental property diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, we believe that FFO provides a meaningful indication of our performance. We also consider FFO an appropriate performance measure given its wide use by investors and analysts. We compute FFO in accordance with standards established by the Board of Governors of NAREIT in its March 1995 White Paper (as amended in November 1999, April 2002 and January 2012), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to such other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. We present FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding common Operating Partnership units for the periods presented.

Core FFO - Management believes that the computation of FFO in accordance with NAREIT’s definition includes certain items that are not indicative of the results provided by our operating portfolio and affect the comparability of our period-over-period performance. These items

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include, but are not limited to, gains and losses on the retirement of debt, legal costs associated with the informal SEC inquiry, personnel separation costs, contingent consideration charges, acceleration of deferred abatement and straight-line amortization, gains on the receipt of yield maintenance payments from the prepayment of a note receivable and acquisition costs.

Our presentation of FFO in accordance with the NAREIT white paper, or presentation of Core FFO, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity. Our FFO and Core FFO calculations are reconciled to net income (loss) in our Consolidated Statements of Operations included in this release.

NOI - We define net operating income (“NOI”) as operating revenues (rental income, tenant reimbursements and other income) less property and related expenses (property expenses, real estate taxes and insurance). Management believes that NOI is a useful measure of our property operating performance as it provides a performance measure of the revenues and expenses directly associated with owning, operating, developing and redeveloping office and business park properties, and provides a perspective not immediately apparent from net income or FFO. Other REITs may use different methodologies for calculating NOI and, accordingly, our NOI may not be comparable to other REITs. Our NOI calculations are reconciled to total revenues and total operating expenses at the end of this release.

Same-Property NOI - Same-Property Net Operating Income (“Same-Property NOI”), defined as operating revenues (rental, tenant reimbursements and other revenues) less operating expenses (property operating expenses and real estate taxes and insurance) from the consolidated properties owned by us and in-service for the entirety of the periods compared, is a primary performance measure we use to assess the results of operations at our properties. As an indication of our operating performance, Same-Property NOI should not be considered an alternative to net income calculated in accordance with GAAP. A reconciliation of our Same-Property NOI to net income from our consolidated statements of operations is presented below. The Same-Property NOI results exclude corporate-level expenses, as well as certain transactions, such as the collection of termination fees, as these items vary significantly period-over-period, thus impacting trends and comparability. Also, we eliminate depreciation and amortization expense, which are property level expenses, in computing Same-Property NOI as these are non-cash expenses that are based on historical cost accounting assumptions and do not offer the investor significant insight into the operations of the property. This presentation allows management and investors to distinguish whether growth or declines in net operating income are a result of increases or decreases in property operations or the acquisition of additional properties. While this presentation provides useful information to management and investors, the results below should be read in conjunction with the results from the consolidated statements of operations to provide a complete depiction of total Company performance.

Forward Looking Statements

The forward-looking statements contained in this press release, including statements regarding our 2015 Core FFO guidance and related assumptions, potential sales and the timing of such sales, and future acquisition and growth opportunities, are subject to various risks and uncertainties. Although we believe the expectations reflected in such forward-

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looking statements are based on reasonable assumptions, there can be no assurance that our expectations will be achieved. Certain factors that could cause actual results to differ materially from our expectations include changes in general or regional economic conditions; our ability to timely lease or re-lease space at current or anticipated rents; changes in interest rates; changes in operating costs; our ability to complete acquisitions on acceptable terms; our ability to manage our current debt levels and repay or refinance our indebtedness upon maturity or other required payment dates; our ability to maintain financial covenant compliance under our debt agreements; our ability to maintain effective internal controls over financial reporting and disclosure controls and procedures; any impact of the informal inquiry initiated by the U.S. Securities and Exchange Commission (the “SEC”); our ability to obtain debt and/or financing on attractive terms, or at all; changes in the assumptions underlying our earnings and Core FFO guidance and other risks detailed in our Annual Report on Form 10-K and described from time to time in our filings with the SEC. Many of these factors are beyond our ability to control or predict. Forward-looking statements are not guarantees of performance. For forward-looking statements herein, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

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Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Revenues:
Rental	$34,379	$30,433
Tenant reimbursements and other	9,470	8,930
Total revenues	43,849	39,363
Operating expenses:
Property operating	13,113	12,038
Real estate taxes and insurance	5,042	4,132
General and administrative	5,526	5,196
Acquisition costs	-	68
Depreciation and amortization	16,335	14,310
Total operating expenses	40,016	35,744
Operating income	3,833	3,619
Other expenses (income):
Interest expense	6,908	5,737
Interest and other income	(3,828)	(1,759)
Equity in (earnings) losses of affiliates	(346)	227
Total other expenses (income)	2,734	4,205
Income (loss) from continuing operations	1,099	(586)
Discontinued operations:
Loss from operations	(975)	(911)
Loss on debt extinguishment	(489)	-
Gain on sale of rental property	857	54
Loss from discontinued operations	(607)	(857)
Net income (loss)	492	(1,443)
Less: Net loss attributable to noncontrolling interests	112	195
Net income (loss) attributable to First Potomac Realty Trust	604	(1,248)
Less: Dividends on preferred shares	(3,100)	(3,100)
Net loss attributable to common shareholders	$(2,496)	$(4,348)
Depreciation and amortization:
Rental property	16,335	14,310
Discontinued operations	1,222	1,249
Unconsolidated joint ventures	1,011	1,289
Gain on sale of rental property	(857)	(54)
Net loss attributable to noncontrolling interests in the Operating Partnership	(112)	(195)
Funds from operations available to common shareholders	$15,103	$12,251

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Consolidated Statements of Operations
(unaudited, amounts in thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Funds from operations (FFO)	$18,203	$15,351
Less: Dividends on preferred shares	(3,100)	(3,100)
FFO available to common shareholders	15,103	12,251
Yield maintenance payment	(2,426)	-
Personnel separation costs	405	-
Loss on debt extinguishment	489	-
Deferred abatement and straight-line amortization	854	1,045
Acquisition costs	-	68
Core FFO	$14,425	$13,364
Basic and diluted earnings per common share:
Loss from continuing operations available to common shareholders	$(0.03)	$(0.07)
Loss from discontinued operations available to common shareholders	(0.01)	(0.01)
Net loss available to common shareholders	$(0.04)	$(0.08)
Weighted average common shares outstanding -
Basic and diluted	58,225	58,097

FFO available to common shareholders per share – basic and diluted	$0.25	$0.20
Core FFO per share – diluted	$0.24	$0.22
Weighted average common shares and units outstanding:
Basic	60,856	60,726
Diluted	60,986	60,794

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Consolidated Balance Sheets
(Amounts in thousands, except per share amounts)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets:
Rental property, net	$1,292,895	$1,288,873
Assets held-for-sale	—	59,717
Cash and cash equivalents	14,686	13,323
Escrows and reserves	2,298	2,986
Accounts and other receivables, net of allowance for doubtful accounts of $1,386 and $1,207, respectively	10,290	10,587
Accrued straight-line rents, net of allowance for doubtful accounts of $133 and $104, respectively	36,761	34,226
Notes receivable, net	34,000	63,679
Investment in affiliates	47,658	47,482
Deferred costs, net	44,882	43,991
Prepaid expenses and other assets	8,049	7,712
Intangible assets, net	42,929	45,884
Total assets	$1,534,448	$1,618,460
Liabilities:
Mortgage and Construction loans	$303,866	$305,139
Unsecured term loan	300,000	300,000
Unsecured revolving credit facility	143,000	205,000
Liabilities held-for-sale	—	4,562
Accounts payable and other liabilities	37,107	41,113
Accrued interest	1,694	1,720
Rents received in advance	8,018	7,971
Tenant security deposits	6,136	5,891
Deferred market rent, net	2,667	2,827
Total liabilities	802,488	874,223
Noncontrolling interests in the Operating Partnership	32,198	33,332
Equity:
Preferred Shares, $0.001 par value, 50,000 shares authorized; Series A Preferred Shares, $25 liquidation preference, 6,400 shares issued and outstanding	160,000	160,000
Common shares, $0.001 par value, 150,000 shares authorized; 58,727 and 58,815 shares issued and outstanding, respectively	59	59
Additional paid-in capital	914,447	913,282
Noncontrolling interests in a consolidated partnership	802	898
Accumulated other comprehensive loss	(4,298)	(3,268)
Dividends in excess of accumulated earnings	(371,248)	(360,066)
Total equity	699,762	710,905
Total liabilities, noncontrolling interests and equity	$1,534,448	$1,618,460

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Same-Property Analysis
(unaudited, dollars in thousands)

Same Property NOI(1)	Three Months Ended March 31,
	2015	2014
Total base rent	$29,524	$29,082
Tenant reimbursements and other	8,734	8,307
Property operating expenses(2)	(10,965)	(10,850)
Real estate taxes and insurance	(4,019)	(3,947)
Same-Property NOI - accrual basis	23,274	22,592

Straight-line revenue, net	(170)	(382)
Deferred market rental revenue, net	(15)	4
Same-Property NOI - cash basis	$23,089	$22,214

Change in same-property NOI - accrual basis	3.0%
Change in same-property NOI - cash basis	3.9%

Same-property percentage of total portfolio (sf)	93.2%

Reconciliation of Consolidated NOI to Same-Property NOI	Three Months Ended March 31,
	2015	2014
Total revenues	$43,849	$39,363
Property operating expenses	(13,113)	(12,038)
Real estate taxes and insurance	(5,042)	(4,132)
NOI	25,694	23,193
Less: Non-same property NOI	(2,420)	(601)
Same-Property NOI - accrual basis	$23,274	$22,592

Change in Same-Property NOI (accrual basis)
By Region	Three Months Ended March 31, 2015	Percentage of Base Rent
Washington, D.C.	(2.1)%	15%
Maryland	5.3%	30%
Northern Virginia	5.1%	35%
Southern Virginia	1.0%	20%

By Type
Business Park / Industrial	2.5%	39%
Office	3.4%	61%

(1)
Same-property comparisons are based upon those consolidated properties owned and in-service for the entirety of the periods presented. Same-property results exclude the operating results of the following non same-properties that were owned as of March 31, 2015: 440 First Street, NW, Storey Park, 1401 K Street, NW, 1775 Wiehle Avenue and 11 Dupont Circle, NW.

(2)	Same-property operating expenses have been adjusted to reflect a normalized management fee in lieu of an administrative overhead allocation for comparative purposes